Exhibit 10.1

FLEX SPACE OFFICE LEASE

THIS LEASE, made this 5th day of May, 2005, by and between Saul Holdings Limited Partnership (hereinafter “Landlord”); and Pressure Biosciences, Inc., a Massachusetts corporation (hereinafter “Tenant”).

WITNESSETH:

1.                                      PREMISES.  For and in consideration of the rent hereinafter reserved and the mutual covenants hereinafter contained, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby hire, lease and accept, from Landlord, Suite Number 3 containing approximately 2,784 gross rentable square feet of space (the “Gross Area”) located at 209 Perry Parkway, Gaithersburg, Maryland 20877, the (“Building”), situated on Avenel Business Park, Phase II (the “Property”) all upon the terms and conditions hereafter set forth.  That portion of the Gross Area which Tenant shall be entitled to occupy is hereinafter referred to as the “Premises,” and is outlined in red on the floorplan attached hereto as Exhibit A and by this reference made a part hereof.  It is specifically understood that for purposes of calculating any payments or pro-rations hereunder, the number of gross rentable square feet set forth above shall control.

2.                                      TERM.  The term of this Lease shall commence on the date hereof (the “Lease Date”) and shall end twelve (12) months after the “Rent Commencement Date,” as hereinafter defined.  The “Rent Commencement Date” shall be the first (1st) day of May, 2005, or the date Tenant actually commences occupancy of the Premises (other than for the purposes of completing the “Initial Alterations,” as defined in Article 9 hereof, and otherwise readying the Premises for occupancy it being agreed that Tenant shall have access to the Premises at Tenant’s risk and upon satisfaction of the requirements of Article 17 for such purposes on the next day following the Lease Date), whichever is earlier.  In the event the Rent Commencement Date is a date other than the first day of a calendar month, the term of the Lease shall run for the number of months set forth above from the first day of the calendar month following the Rent Commencement Date.  The parties agree that they shall execute an agreement specifying the Rent Commencement Date and the date of termination of this Lease and such other matters as Landlord may reasonably require (the “Commencement and Estoppel Agreement” attached hereto as Exhibit D).  Tenant agrees to execute and deliver to Landlord said agreement within five (5) business days after receipt of written notice from Landlord.  If Tenant fails to execute and return such Commencement and Estoppel Agreement to Landlord within such five (5) day period, then Landlord shall be entitled to collect from Tenant, as liquidated damages with respect to such default of Tenant in addition to Base Rent and other amounts payable hereunder, as Additional Rent, an amount equal to one-half of one percent (1/2%) of the then amount of Base Rent then payable under this Lease, for each day Tenant delays in returning the Commencement and Estoppel Agreement to Landlord.

3.                                      RENT.

(a)                                  Commencing with the Rent Commencement Date, Tenant shall pay as annual rent for the Premises the sum of Fifty-Five Thousand Six Hundred Eighty and No/100 Dollars ($55,680.00) per annum, payable in equal monthly installments of Four Thousand Six Hundred Forty and No/100 Dollars ($4,640.00) each (the “Base Rent”).  All such monthly installments of rent shall be payable to Landlord at the address specified in Article 33 of this Lease, in advance, without previous notice or demand therefor, and without deduction, setoff or recoupment, with the first monthly installment to be due and payable no later than the Rent Commencement Date and each subsequent monthly installment to be due and payable on the first day of each and every month following the Rent Commencement Date during the term hereof.  If the Rent Commencement Date is a date other than the first day of a month, rent for the period commencing with and including the Rent Commencement Date until the first day of the following month shall be pro-rated at the rate of one-thirtieth (1/30th) of the fixed monthly rental per day.

(b)                                 Landlord hereby acknowledges receipt of Four Thousand Six Hundred Forty and No/100 Dollars ($4,640.00) to be held as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood that the deposit may be commingled with other funds of Landlord and shall not be considered an advance payment of rental or a measure of Landlord’s damage in case of default by Tenant.  Upon the occurrence of any event of default by Tenant or breach by Tenant of Tenant’s covenants under this Lease, Landlord may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of rent and/or any damage, injury, expense or liability caused to Landlord by the event of default or breach of covenant.  In the event that Tenant shall fully and faithfully comply with all the terms, conditions and covenants of this Lease, any part of the security not used or retained by Landlord shall be returned to Tenant after the expiration date of the term of this Lease and after delivery of exclusive possession of the Premises to Landlord; provided, however, that Landlord may retain all or a portion of the security until Landlord makes the final annual adjustments of Annual Operating Costs and Real Estate Taxes and ascertains Tenant’s share of such amounts which accrued prior to the expiration of the term.

4.                                      RENT ESCALATION.

(a)                                  Commencing on the first day of the second Lease Year (as hereinafter defined) and on the first day of every Lease Year thereafter during the term hereof, the annual rent (without deduction for rent abatement, if any) shall be increased by three percent (3%) of the amount of the annual rent which was in effect during the Lease Year immediately preceding the Lease Year for which the adjustment is being made, payable by Tenant as additional monthly rent.

(b)                                 For all purposes of this Lease, the term “Lease Year” shall be defined to mean a period of twelve (12) full calendar months.  The first Lease Year shall commence on the Rent Commencement Date (or on the first day of the first calendar month following the Rent Commencement Date if said date is other than the first day of a calendar month), and each succeeding Lease Year shall commence on the anniversary date of the beginning of the first Lease Year.

5.                                      ANNUAL OPERATING COSTS.

(a)                                  Tenant agrees to pay to Landlord, as additional rent, its Pro-Rata Share (as hereinafter defined) of Annual Operating Costs (as hereinafter defined).

(b)                                 Tenant shall initially pay to Landlord on the Rent Commencement Date and on the first day of each calendar month thereafter, as its estimated payment of the Annual Operating Costs, the sum of $14,950.08, calculated at the rate of $5.37 per square foot, in equal monthly installments of $1,245.84 each.  At any time, Landlord may retroactively re-estimate Tenant’s Pro-Rata share of Landlord’s Annual Operating Costs and may bill Tenant for any deficiency which may then be due for the current year or any prior periods, and thereafter Tenant’s monthly installments shall also be adjusted based on Landlord’s revised estimate of Annual Operating Costs.  If the Rent Commencement Date is a date other than the first day of the month, Tenant’s Pro-Rata share shall be pro-rated in the same manner as Base Rent under Article 3 hereof.  Within one hundred eighty (180) days following each September 30th during the term hereof, Landlord shall submit to Tenant a statement (the “Annual Statement”) in reasonable detail of the actual Annual Operating Costs for the twelve month period ending September 30th of each year (“Fiscal Year”).  If such statement shows that Tenant’s share of the actual Annual Operating Costs exceeded Tenant’s monthly payments, then Tenant shall, within thirty (30) days after Tenant’s receipt of the Annual Statement, pay the total amount of such deficiency to Landlord; any overpayments by Tenant shall be credited by Landlord against the next installment(s) of Rent due and payable.  Thereafter, upon receipt of such succeeding Annual Statement, Tenant’s monthly payments during the period covered by said Annual Statement shall be adjusted to the actual Annual Operating Cost, and such adjustment shall be paid within thirty (30) days of the date of said Statement.  The Landlord’s budget estimate for Annual Operating Costs, as adjusted pursuant to this Article 5, shall be used as the basis for calculating Tenant’s monthly payments for the next succeeding twelve (12) month period.

(c)                                  All monthly payments as may be required hereunder shall be payable in full on the first day of each calendar month.  Failure of the Landlord to provide any Annual Statement within the said one hundred eighty (180) day period shall not constitute a waiver by Landlord of its rights to payments due pursuant to this Article 5, and the obligations hereunder shall survive the expiration or other termination of this Lease.

(d)                                 For any applicable Fiscal Year that begins prior to the Rent Commencement Date or ends after the expiration date of this Lease, the amount due for that Fiscal Year shall be apportioned on a per diem basis so that only that portion attributable to the portion of such Fiscal Year that occurs during the term of this Lease, shall be payable by Tenant.

(e)                                  Annual Operating Costs as used herein shall mean all costs of operation, maintenance and repair of the Building and the Property, (except structural repairs), and its appurtenances, and shall include the following by way of illustration but not limitation: Real Estate Taxes (as hereinafter defined), the cost of labor, materials and services for the operation, maintenance and repair of the Building and its appurtenances (including service roads and parking areas) and the Common Facilities, including, but not limited to, water and sewer charges; heating, ventilating and air conditioning maintenance and repairs; refuse and rubbish disposal; snow removal; license, permits and inspection fees; maintenance and service contracts; management fees; all landscaping costs (including upgrades and replacements thereto); parking lot lighting; watchman, guards, and any personnel engaged in the operation, maintenance or repair of the Property and its appurtenances together with payroll taxes and employee benefits applicable thereto; reserve for asphalt and roof repairs; Landlord’s administrative costs equal to fifteen percent (15%) of the Annual Operating Costs (excluding Real Estate Taxes); and insurance.  It is understood and agreed that management fees may be charged by Landlord or any other person or entity on the basis of a specified percentage of the gross receipts derived from the Building or on any other basis, provided that, in the case of management fees charged by Landlord, such fees shall not exceed the greater of five percent (5%) of gross receipts or the customary management fees charged for similar properties in the same geographic area.  Landlord shall not be liable in any such case for any inconvenience, disturbance, loss of business or any other annoyance arising from the exercise of any or all of the rights of Landlord in this Article 5.

(f)                                    Common Facilities means all areas provided by Landlord, from time to time, for the common or joint use and benefit of the occupants of the Building and their employees, agents, servants, customers and other invitees, including, without limitation, management offices, parking areas, parking decks, access roads, driveways, retaining walls, landscaped areas, truck serviceways, sidewalks, parcel pickup stations and, to the extent Landlord elects to service, repair, maintain and/or replace HVAC Equipment, all such HVAC Equipment for which Landlord has, or has assumed, responsibility.

(g)                                 The term “Real Estate Taxes” means all taxes, rates and assessments, general and special, levied or imposed, with respect to the land, buildings and improvements comprising the Property, including all taxes, rates and assessments, general and special, levied or imposed, for schools, public betterment, general or local improvement and operations and taxes imposed in connection with any special taxing district.  If the system of real estate taxation shall be altered or varied and any new tax or levy shall be levied or imposed on said land, buildings and improvements, and/or Landlord in substitution for real estate taxes presently levied or imposed on immovables in the jurisdiction where the Building is located, then any such new tax or levy shall be included within the term “Real Estate Taxes.”  Should any governmental taxing authority acting under any regulation, levy, assess, or impose a tax, excise and/or assessment however described (other than an income or franchise tax) upon, against, on account of, or measured by, in whole or in part, the rent expressly reserved hereunder, or upon the rent expressly reserved under any other leases or leasehold interests in the Property, as a substitute (in whole or in part) or in addition to any existing real estate taxes on land and buildings and otherwise, such tax or excise on rents shall be included within the term “Real Estate Taxes.”

In the event Landlord is required to pay Real Estate Taxes in advance, Tenant agrees that Landlord shall immediately be entitled to reimbursement therefor.  Reasonable expenses (consisting of attorneys’ fees, consulting fees, expert witness fees and similar costs) incurred by Landlord in obtaining or attempting to obtain a reduction of any Real Estate Taxes, shall be added to and included in the amount of any such Real Estate Taxes.  Real Estate Taxes which are being contested by Landlord shall nevertheless be included for purposes of the computation of the liability of Tenant under this Article 5, provided, however, that in the event that Tenant shall have paid any amount of increased rent pursuant to this Article 5 and the Landlord shall thereafter receive a refund of any portion of any Real Estate Taxes on which such payment shall have been based, Landlord shall pay to Tenant the appropriate portion of such refund.  Landlord shall have no obligation to contest, object to or litigate the levying or imposition of any Real Estate Taxes and may settle, compromise, consent to, waive or otherwise determine in its discretion to abandon any contest with respect to the amount of any Real Estate Taxes without consent or approval of the Tenant.

(h)                                 The Tenant’s Pro-Rata Share as used herein shall mean four and 97/100s (4.97%) of the Annual Operating Costs and Real Estate Taxes for the Building and the Property.

6.                                      ADDITIONAL RENT.

(a)                                  Tenant shall (i) pay all charges for water, sewer, and electricity used by Tenant during the term of this Lease and metering therefor; (ii) pay all telephone charges; and (iii) be responsible for the prompt and sanitary storage of Tenant’s refuse and rubbish in the Premises.

(b)                                 Any amounts required to be paid by Tenant hereunder and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered additional rent payable in the same manner and upon the same terms and conditions as the rent reserved hereunder.  Any failure on the part of Tenant to pay such additional rental when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of rent.  Tenant’s failure to object to any statement, invoice or billing rendered by the Landlord within a period of thirty (30) days after receipt thereof shall constitute Tenant’s acquiescence with respect thereto, and such statement, invoice or billing shall thereafter be deemed to be correct and shall be an account stated between Landlord and Tenant.  If Tenant requests that Landlord prepare, review, or execute any document, consent or waiver in connection with this Lease or otherwise, Tenant shall be obligated to pay to Landlord, as Additional Rent, a fee in the amount set forth on a fee schedule adopted by Landlord from time to time, to compensate Landlord for the cost of reviewing and processing any such request, and Landlord shall not be obligated to process any such request of Tenant until Tenant has paid Landlord the applicable processing fee.  Landlord will supply Tenant with a copy of Landlord’s then current processing fee schedule upon Tenant’s request.  Nothing herein shall be deemed to require that Landlord consent to, execute or approve any document, consent or waiver submitted to Landlord by Tenant notwithstanding Tenant’s payment of the applicable processing fee.

(c)                                  Payment by Tenant of a lesser amount than shall be due and shall be deemed to be payment on account, and shall not constitute an accord and satisfaction with respect to the underlying obligation.  The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which it may have against the Tenant.  In addition to all liens upon and rights of setoff or recoupment against any money or property of Tenant by law, Landlord shall have, to the extent permitted by law, a contractual security interest in and a right of setoff against all deposits, moneys or other property of Tenant now or hereafter in the possession of or on deposit with Landlord.  Each such security interest or right of setoff may be exercised without demand upon or notice to Tenant.  No security interest or right of setoff shall be deemed to have been waived by any act or conduct on the part of Landlord or by any neglect to exercise such right of setoff or to enforce such setoff and/or security interest or by any delay in so doing.  Every right of setoff and/or security interest shall continue in full force and effect until such right of setoff and/or security interest is expressly waived or released by an instrument in writing executed by Landlord.

7.                                      LAWS AND ORDINANCES.  Tenant will, at its own cost, promptly comply with and carry out all orders, requirements or conditions now or hereafter imposed upon it by the ordinances, laws and/or regulations of the municipality, county and/or state in which the Premises are located, whether required of Landlord or otherwise, in the conduct of Tenant’s business, including, without limitation, all local, state and federal laws and regulations respecting the storage, handling and use of any hazardous waste, infectious waste or other hazardous materials, except that Landlord shall comply with any orders affecting structural walls and columns unless due to Tenant’s particular business or use of the Premises.  Tenant will indemnify and save Landlord harmless from all penalties, claims, and demands resulting from Tenant’s failure or negligence in this respect.

8.                                      FURNITURE; FIXTURES; ELECTRICAL EQUIPMENT.

(a)                                  Tenant shall not place a load upon the floor of the Premises exceeding one hundred twenty five (125) pounds per square foot without Landlord’s prior written consent.  Business machines, mechanical equipment and materials belonging to Tenant which cause vibration, noise, cold, heat or fumes that may be transmitted to the Building or to any other leased space therein to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed, maintained, isolated, stored and/or vented by Tenant at its sole expense so as to absorb and prevent such vibration, noise, cold, heat or fumes.  Tenant shall not keep within or about the Premises any dangerous, inflammable, toxic or explosive material; notwithstanding the foregoing, however, Tenant may keep within or about the Premises, dangerous, inflammable, toxic or explosive materials listed on Exhibit G attached hereto used in the ordinary course of its business, provided such materials are used, stored, and disposed of in accordance with all applicable laws pertaining thereto.  Tenant shall indemnify Landlord and hold it harmless against any and all damage, injury, or claims resulting from the moving of Tenant’s equipment, furnishings and/or materials into or out of the Premises or from the storage or operation of the same.  Any and all damage or injury to the Premises, the Building, or the Property caused by such moving, storage or operation shall be repaired by Tenant at Tenant’s sole cost.

(b)                                 Tenant shall not install any equipment whatsoever which will or may necessitate any changes, replacements or additions to the water system, plumbing system, heating system, air conditioning system or the electrical system of the Premises without the prior written consent of Landlord.  Tenant shall, at its sole cost and expense, pay all charges for electricity used by the Tenant during the term of this Lease, including that used for interior lighting and the operation of the heating and air conditioning system in the Premises.  All equipment and fixtures hereafter installed and paid for by Tenant in the Premises shall be new and, subject to the provisions of Article 16(d) herein, shall remain the property of Tenant and shall be removable by Tenant at the expiration or earlier termination of the term of this Lease, provided that (i) Tenant shall not at such a time be in default under this Lease, and (ii) in the event of the removal of any or all of such equipment and fixtures, Tenant shall promptly restore the damage done to the Premises by the installation and/or removal thereof.  Should Tenant fail to so remove Tenant’s trade fixtures and/or to so restore the Premises, Landlord may do so, collecting, at Landlord’s option, the cost and expenses thereof, as Additional Rent, upon demand.  Any such equipment and fixtures which are not removed and those which, by the terms of this Lease are not removable by Tenant at or prior to any termination of this Lease, including, but not limited to, a termination by Landlord pursuant to this Lease, shall, unless Landlord gives Tenant notice to remove any or all of such trade fixtures, be and become the property of Landlord (without any obligation by Landlord to pay compensation for such equipment and fixtures).  If Landlord gives Tenant such notice to remove any or all of such equipment and fixtures, Tenant shall promptly remove such of the trade fixtures as may be specified by Landlord in such notice.  Notwithstanding anything herein contained to the contrary, or any decision of any court to the contrary, the terms “equipment” and “fixtures” shall not include any air conditioning equipment, heating, lighting, electrical and plumbing equipment installed by Tenant in the Premises, nor any wiring or other apparatus related thereto, or any items either installed by or paid for by Landlord.

(c)                                  Landlord represents that, to the best of Landlord’s knowledge, the Premises and the Building are in compliance with all environmental laws in existence on the Lease Date, and that no hazardous materials are located within the Premises.  No hazardous materials shall be stored or used in the Premises except substances customarily used in business offices, as required for the operation of Tenant’s business, as permitted under this Lease, and any such hazardous materials shall be in amounts reasonably required for the operation of Tenant’s Business and shall be stored and handled in strict compliance with applicable laws.

(d)                                 Landlord shall defend, indemnify, and hold Tenant harmless against and from any and all injuries, costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, and demands of any kind or nature (including reasonable attorney fees) occasioned by or arising out of or relating to any environmental pollution, damage, condition or problem arising from the presence of any hazardous substances, asbestos or other toxic waste as defined in any federal, state, or municipal laws, rules, regulations, or ordinances in or about the Premises or the Building or the Property in violation of law caused by the acts, omissions or negligence of Landlord, its agents, or employees and not caused by Tenant’s acts, omissions or use of the Premises.

(e)                                  Tenant shall defend, indemnify, and hold Landlord harmless against and from any and all injuries, costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, and demands of any kind or nature (including reasonable attorney fees) occasioned by or arising out of or relating to any environmental pollution, damage, condition or problem arising from the presence of any hazardous substances, asbestos or other toxic waste as defined in any federal, state, or municipal laws, rules, regulations, or ordinances in or about the Premises or the Building or the Property in violation of law caused by the acts, omissions or negligence of Tenant, its agents, employees, subtenants or licensees and not caused by Landlord’s acts, omissions or use of the Premises.

(f)                                    Tenant represents that the list attached hereto as Exhibit G is a complete and accurate list of chemicals and hazardous materials, including estimated maximum quantities of each such material, which may be used and stored in or about the Premises.  The amounts of chemicals and hazardous materials will be limited to quantities necessary for the Tenant’s day-to-day operations.  Landlord is relying on the list in Exhibit G in not requiring that Tenant obtain Gradual Pollution and/or Contamination Liability Insurance. Tenant will, within two (2) business days after written request by the Landlord, provide the Landlord with an updated list of chemicals and a certification of all hazardous materials (including the quantities of all such chemicals and materials) located within the Premises. If Tenant’s operations change and additional materials or chemicals and/or quantities significantly larger than those stipulated in Exhibit G are required for Tenant’s operation, Tenant shall notify Landlord in writing not less than five (5) business days prior to bringing any such materials or chemicals to the Premises, and Landlord shall have the right to require Tenant to obtain and maintain Gradual Pollution and/or Contamination Liability Insurance if, in Landlord’s reasonable opinion, such change in the nature or quantity of materials being stored materially increases the risk of contamination.

(g)                                 No later than thirty (30) days after the expiration or earlier termination of the Lease, Landlord may engage its environmental consultant, Environmental Management Group, or another environmental consultant satisfactory to Landlord to perform a Phase I environmental assessment of the Premises and any surrounding areas of the Property designated by Landlord or the Environmental Consultant.  The cost of the above described Phase I assessments shall be paid by Landlord unless the assessment indicates that Tenant did not comply with the provisions of this Article and/or applicable Legal Requirements governing Tenant’s use, storage, and disposal of chemicals and hazardous materials in which event Tenant shall reimburse Landlord as additional rent for the cost of the assessment and any required remediation to levels consistence with the use of the Premises.

(h)                                 Landlord shall have the right, on one (1) occasion during each Lease Year to have Landlord’s environmental consultant inspect the Tenant’s records and procedures regarding the Tenant’s storage, use, and disposal of chemicals and hazardous materials within the Premises.  In the event that the Landlord’s environmental consultant finds that the Tenant is not in compliance with the provisions of this Article and/or any applicable Legal Requirement regarding the storage, use, or disposal of chemicals or hazardous materials, and Tenant fails to commence a cure or diligently prosecute said cure within twenty (20) days after written notice thereof, such non compliance shall constitute a non-monetary default under this Lease, and shall entitle Landlord to pursue any remedies available under this Lease, and/or at law or in equity, and/or otherwise available under applicable statutes related to hazardous substances or materials.

9.                                      ALTERATIONS.

(a)                                  Except for the initial alterations and improvements to be made by Tenant prior to opening for business at the Premises, as described on Exhibit C (the “Initial Alterations”), Tenant shall make no alterations, installations, improvements, additions, or changes, structural or otherwise, to any part of the Premises, either exterior or interior, without Landlord’s written consent; provided, however, that no consent shall be required for items of decoration, repainting, wallpapering, minor repairs, and non-structural changes, (i) which do not add to, delete from, or modify in any way, any mechanical, electrical, sprinkler, plumbing, or fire protection system or other structural component of the Building, (ii) the cost of which does not exceed Ten Thousand and No/100 Dollars ($10,000.00), or (iii) and do not require a permit.  Tenant’s request for Landlord’s consent to any subsequent alterations or changes to the Premises (“Subsequent Alterations”) requiring Landlord’s consent shall be accompanied by plans stating in detail, precisely what is to be done.  The Initial Alterations and any Subsequent Alterations (collectively, “Alterations”) shall be at Tenant’s sole cost and expense.  Tenant shall comply with the building codes, regulations and laws, now or hereafter, to be made or enforced in the municipality, county and/or state, which pertain to such Alterations.  Except to the extent expressly provided to the contrary in this Lease, the Alterations (except only moveable office furniture and fixtures) shall become and remain a part of the Premises and shall, at Landlord’s option, become Landlord’s property upon the termination of Tenant’s occupancy of said Premises; provided, however, that if Landlord gives written notice to Tenant at the expiration or other termination of this Lease to such effect, it may require Tenant to restore said Premises, at Tenant’s sole cost and expense, to the condition in which the Premises are required to be on the later of (i) the Rent Commencement Date, or (ii) the date Tenant opens for business, or (iii) the completion of all work of Landlord and Tenant contemplated to be performed in the Premises pursuant to the provisions of this Lease.  Tenant shall save Landlord harmless from and against all expenses, liens, claims or damages to either property or person which may or might arise by reason of the making of any such additions, improvements, alterations and/or installations.  Landlord reserves the right to change, increase or reduce, from time to time, the number, composition, dimensions or location of any parking areas, signs, the Building name, service areas, walkways, roadways or other common areas or make alterations or additions to the Building, in its sole discretion, so long as such change does not materially adversely affect Tenant’s use and occupancy of the Premises.  Landlord’s approval of Tenant’s plans and specifications under this Article 9 or any other provisions of this Lease is solely for the purpose of ascertaining whether Tenant’s proposed Alterations will have an adverse impact on the structural components or Common Facilities of the Building and to insure the aesthetic and architectural harmony of the Tenant’s proposed Alterations with the remainder of the Building.  No approval of plans by Landlord shall be deemed to be a representation or warranty by Landlord that such plans or the work provided for therein will comply with applicable codes, laws or regulations or be in conformance with any insurance or other requirements which affect the Premises or the Building, and Tenant shall have the sole responsibility of complying with all such requirements notwithstanding Landlord’s approval of Tenant’s plans.

(b)                                 NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT UPON CREDIT, AND THAT NO MECHANICS’ OR OTHER LIEN FOR ANY SUCH LABOR OR MATERIALS SHALL ATTACH TO OR AFFECT THE ESTATE OR INTEREST OF LANDLORD IN AND TO THE PREMISES OR THE BUILDING.  WHENEVER AND AS OFTEN AS ANY LIEN ARISING OUT OF OR IN CONNECTION WITH ANY WORK PERFORMED, MATERIALS FURNISHED OR OBLIGATIONS INCURRED BY OR ON BEHALF OF TENANT SHALL HAVE BEEN FILED AGAINST THE PREMISES OR THE BUILDING, OR IF ANY CONDITIONAL BILL OF SALE SHALL HAVE BEEN FILED FOR OR AFFECTING ANY MATERIALS, MACHINERY OR FIXTURES USED IN THE CONSTRUCTION, REPAIR OR OPERATION THEREOF, OR ANNEXED THERETO BY TENANT, TENANT SHALL FORTHWITH TAKE SUCH ACTION BY BONDING, DEPOSIT OR PAYMENT AS WILL REMOVE OR SATISFY THE LIEN OR CONDITIONAL BILL OF SALE WITHIN TEN (10) DAYS OF LANDLORD’S WRITTEN REQUEST THEREFOR.

10.                               DAMAGE.  If the Premises are damaged by fire or other cause covered by Landlord’s policy of fire insurance with extended coverage or other property damage insurance carried by Landlord, all damage to the structural portions of the building required to be maintained by Landlord pursuant to this Lease shall be repaired by and at the expense of

Landlord and the rent until such repairs shall have been made shall abate pro-rata according to the part of the Premises which is unusable by Tenant.  However, if such damage was caused by the negligence of Tenant, its employees, agents, contractors, visitors or licensees, then all rentals shall be payable by Tenant during such period.  Due allowance shall be made for reasonable delay which may arise by reason of adjustment of fire insurance on the part of Landlord and/or Tenant, and for delay on account of “labor troubles” or any other cause beyond Landlord’s control.  If, however, the Premises are rendered wholly untenantable by fire or other cause, or Landlord shall decide not to rebuild the same, Landlord may, at its option, cancel and terminate this Lease by giving Tenant, within sixty (60) days from the date of such damage, notice in writing of its intention to cancel this Lease, whereupon the term of this Lease shall cease and terminate upon the third day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord, but in none of the certain contingencies in this Article 10 mentioned shall there be any liability on the part of Landlord to Tenant covering or in respect of any period during which the occupation of said Premises by Tenant may not be possible because of the matters hereinabove stated.  Without limiting the foregoing, Landlord shall not be responsible for consequential damages, lost profits or any damage to Tenant’s personal property.  If Landlord does not elect to terminate this Lease as provided above, Landlord shall proceed in a commercially reasonable manner to repair the portions of the Premises which Landlord is required to restore in accordance with this Article 10 and, upon the completion of such repairs, Tenant shall use diligent and commercially reasonable efforts to repair the portions of the Premises which are the responsibility of Tenant to insure under this Lease.

11.                               CONDEMNATION.  If the Premises or any part thereof shall be taken by any governmental or quasi-governmental authority pursuant to the power of eminent domain, or by deed in lieu thereof, Tenant agrees to make no claim for compensation in the proceedings, and hereby assigns to Landlord any rights which Tenant may have to any portion of any award made as a result of such taking, and this Lease shall terminate as to the portion of the Premises taken by the condemning authority and rental shall be adjusted to such date.  The foregoing notwithstanding, Tenant shall be entitled to claim, prove and receive in the condemnation proceedings such awards as may be allowed for relocation expenses and for fixtures and other equipment installed by it which shall not, under the terms of this Lease, be or become the property of Landlord at the termination hereof, but only if such awards shall be made by the condemnation court in addition to and stated separately from the award made by it for the land and the Building or part thereof so taken.  If the nature, location or extent of any proposed condemnation affecting the Building is such that Landlord elects in good faith to demolish the Building, then Landlord may terminate this Lease by giving at least sixty (60) days written notice of termination to Tenant at any time after such condemnation and this Lease shall terminate on the date specified in such notice.

12.                               USE OF PREMISES.  The Premises shall be used and occupied by Tenant solely for the purpose of general office use, receiving, storing, light assembly and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for no other purpose whatsoever.  The Premises shall not be used for any illegal purpose or in violation of any valid regulation of any governmental body, or in any manner to (i) create any nuisance or trespass; (ii) annoy or embarrass Landlord or any other tenant of the Property; (iii) vitiate any insurance; (iv) emit odors or noise; or (v) alter the classification or increase the rate of insurance on the Property.  Tenant shall open for business in the Premises on or before the Rent Commencement Date, and shall thereafter continuously, actively and diligently operate its said business on the whole of the Premises.

13.                               REPAIRS BY TENANT.  Tenant shall be responsible for repairing, maintaining and cleaning the Premises and the fixtures therein, keeping same in good order and condition during the term of this Lease at its sole cost and expense, and will, at the expiration or other termination of the term hereof, surrender and deliver up the same and all keys, locks and other fixtures connected therewith (except only office furniture and business equipment) in safe, clean, sanitary, and non-hazardous condition, and otherwise in good order and condition, as the same were required to be in on the date Tenant occupied the Premises for the conduct of Tenant’s business, ordinary wear and tear excepted.

14.                               REPAIRS BY LANDLORD.  Landlord shall have no duty to Tenant to make any repairs or improvements to the interior of the Premises except structural repairs necessary for safety and tenantability, and then only if not brought about by any act or neglect of Tenant, its agents, employees or invitees.  Landlord shall not be liable for any damage caused to the person or property of Tenant, its agents, employees or invitees, due to the Property or the Building or any part or appurtenances thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of water or sewer, or from electricity, or from any other cause whatsoever.  Tenant agrees to report within two (2) business days in writing to Landlord any defective condition in or about the Premises known to Tenant which Landlord is required to repair, and a failure to so report shall make Tenant liable to Landlord for any expense, damage or liability resulting from such defects.  Landlord shall not be liable for failure to furnish or for suspension or delay in furnishing such services due to breakdown, maintenance, or repair work, strike, riot, civil commotion, governmental action or any other cause beyond the reasonable control of Landlord, or for interruptions of service for reasonable periods in connection with construction work being performed in the Building.  Landlord hereby reserves the exclusive right at any time and from time to time to install, use, repair, inspect and replace pipes, duct conduits and wires leading through or located adjacent to the Premises and serving other parts of the Building in locations which do not materially interfere with Tenant’s use thereof.  Landlord’s right hereunder may be exercised by Landlord’s designees.  Tenant acknowledges and agrees that, from time to time, it will be necessary for Landlord to temporarily interrupt the electrical or other utility service to the Premises in order to perform maintenance and repair service on the utility systems serving the Property, or in connection with supplying such utility service to new or existing tenants of the Property.  Landlord will give Tenant reasonable advance notice of any such interruptions in service (except any interruptions due to emergencies) and will use commercially reasonable efforts to minimize the interruption of Tenant’s business as a result of such interruptions.

15.                               ROOF RIGHTS.  Except as otherwise provided in this Lease, Landlord shall have the exclusive right to use all or any portion of the roof of the Building for any purposes.

16.                               LANDLORD’S REMEDIES UPON DEFAULT.  Tenant shall be in default under this Lease if Tenant (i) fails to pay any installment of Base Rent, Additional Rent or other charges or money obligation to be paid by Tenant hereunder within five (5) days after the same shall become due (all of which monetary obligations of Tenant shall bear interest at the highest rate allowable by law, not to exceed 18% per annum from the date due until paid); or (ii) defaults in the performance of any of the covenants, terms or provisions of this Lease (other than the payment, when due, of any of Tenant’s monetary obligations hereunder) or any of the Rules and Regulations now or hereafter established by Landlord to govern the operation of this Building and fails to cure such default within twenty (20) days after written notice thereof from Landlord; or (iii) abandons the Premises or fails to keep the Premises continuously and uninterruptedly open for business; or (iv) files a voluntary petition in bankruptcy, or any similar petition seeking relief under any present or future federal, or other bankruptcy or insolvency statute or law; or if a proceeding under any present or future federal, state or other bankruptcy or insolvency statute or law shall be filed against Tenant or any asset of Tenant, and such proceeding shall not have been dismissed or vacated within thirty (30) days of the date of such filing; or (v) makes an assignment for the benefit of its creditors.  Upon the occurrence of any of the above events, Landlord, at its option, may pursue any one or more of the following remedies without any notice or demand whatsoever:

(a)                                  Landlord, at its option, may at once, or at any time thereafter, terminate this Lease by written notice to Tenant, whereupon this Lease shall end.  Upon such termination by Landlord, Tenant will at once surrender possession of the Premises to Landlord and remove all of Tenants’ effects therefrom, and, subject to legal process, Landlord may forthwith re-enter the Premises and repossess itself thereof, and remove all persons and effects therefrom, using such force as may be necessary, without being guilty of trespass, forcible entry, detainer or other tort.

(b)                                 Landlord may, without terminating this Lease but subject to legal process, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor, and, if Landlord so elects, make such alterations and repairs as, in Landlord’s judgement, may be necessary to relet the Premises, and relet the Premises or any part thereof for such rent and for such period of time and subject to such terms and conditions as Landlord may deem advisable and receive the rent therefor.  Upon each such reletting, the rent received by Landlord in respect of such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord, including interest thereon; second, to the payment of any loss and expenses of such reletting, including brokerage fees, attorneys’ fees and the cost of such alterations and repair; third, to the payment of rent due and unpaid hereunder, together with interest thereon as herein provided; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder.  Tenant agrees to pay to Landlord, on demand, any deficiency that may arise by reason of such reletting.  Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such prior default.

(c)                                  In the event Landlord shall re-enter the Premises and/or terminate this Lease in accordance with the provisions of this Article 16, Landlord may, in addition to any other remedy it may have, recover from Tenant all damages and expenses Landlord may suffer or incur by reason of Tenant’s default hereunder, including without limitation, the cost of recovering the Premises and reasonable attorney fees.  Tenant agrees that actual damages to Landlord resulting from Landlord’s exercise of the remedies set forth in Paragraphs (a) or (b) above, will be difficult to ascertain, and therefore, after a default of Tenant hereunder, Tenant shall also pay to Landlord “Liquidated Damages” for the failure of Tenant to observe and perform the covenants of this Lease, which at the election of Landlord, shall be either: (A) (x) the sum of (i) the minimum monthly rent, plus (ii) the Additional Rent payable hereunder for the month immediately preceding such failure to operate, re-entry or termination, less (z) the net amount, if any, of the rents collected on account of the lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease, all of which sums shall become due and payable by Tenant to Landlord upon the first day of each calendar month during the otherwise unexpired portion of the term hereof; or (B) the whole of said Liquidated Damages calculated under Clause (A) multiplied by the number of months then remaining in the lease term, discounted to present value at a rate of six percent (6%) per annum as of the date of termination or re-entry by Landlord; provided, however, that in the event Landlord shall relet the Premises and the rent received by Landlord in respect of such reletting together with the discounted Liquidated Damages paid by Tenant, less the costs and expenses incurred by Landlord in such reletting, shall exceed the rent reserved hereunder for that period which would otherwise have constituted the remainder of the term hereof, then Landlord shall, upon the expiration of the period which would have constituted the term of this Lease, refund to Tenant the lesser of the amount of such excess or the discounted Liquidated Damages theretofore paid by Tenant.

(d)                                 If the rent agreed to be paid, including all other sums of money which under the provisions hereto are declared to be rent, shall be in arrears in whole or in part for five (5) or more days, Landlord may at its option (if such arrearage remains unpaid after ten (10) days written notice to Tenant) declare the tenancy hereunder converted into a tenancy from month to month, and upon giving written notice to Tenant of the exercise of such option, Landlord shall forthwith be entitled to all provisions of law relating to the summary eviction of monthly tenants in default in rent.  In addition to all other remedies provided for in this Article 16, in order to secure Tenant’s obligations under this Lease, Landlord shall have a security interest in all tangible personal property of Tenant on or about the Premises to the extent of all monies owed by Tenant to Landlord, including but not limited to, inventory, furniture, trade fixtures, equipment, etc., and all such property shall, at Landlord’s option, become the property of Landlord in the event Tenant fails to cure a default under this Lease within any period for notice and cure provided for herein.  Tenant agrees, upon the request of Landlord, to execute any and all documents which Landlord deems necessary or desirable in order to perfect such security interest, including, but not limited to, a U.C.C.-1 financing statement and a security agreement and to pay all costs, taxes or fees incurred in recording or filing any such documents.

(e)                                  Anything in this Lease to the contrary notwithstanding, in order to cover the extra expense involved in handling delinquent payments, Tenant shall pay a “late charge” in an amount equal to the greater of (i) 5% of any delinquent payment, or (ii) $250.00, when any installment of Base Rent (or any other amount as may be considered

Additional Rent under this Lease) is paid more than five (5) days after the due date thereof.  It is hereby understood that this charge is for extra expenses incurred by the Landlord in processing the delinquency.

(f)                                    Tenant hereby appoints as its agent to receive service of all dispossessory or other proceedings and notices thereunder and under this Lease the person apparently in charge of the Premises at the time, and if no person then appears to be in charge of the Premises, then such service or notice may be made by attaching the same to the main entrance of the Premises, provided that, in such later event, a copy of any such proceedings or notice shall also be mailed to Tenant in the manner set forth in Article 33 hereof.

(g)                                 Tenant shall be considered in “Habitual Default” of this Lease upon (i) Tenant’s failure, on two (2) or more occasions during any Lease Year, to pay, when due, any installment of Base Rent, Additional Rent, or any other sum required by the terms of this Lease, or (ii) Tenant’s repeated violation of, or failure to comply with, any term, covenant or condition of this Lease after written notice of such violation or failure to comply has been given by Landlord to Tenant.  Upon the occurrence of an event of Habitual Default on the part of Tenant, Tenant shall immediately be deemed to have released any and all options or rights granted, or to be granted, to Tenant under the terms of this Lease (including, without limitation, rights of renewal, rights to terminate, or rights of first refusal), and Landlord may, in addition to its other remedies under this Lease, by notice to Tenant, increase the security deposit required hereunder to an amount equal to six (6) months Base Rent (or, at Landlord’s option, a lesser period) such amount to be due and payable within ten (10) days after the date of such notice.

(h)                                 Pursuit of any of the foregoing remedies shall not preclude Landlord from pursuing any other remedies therein or at law or in equity provided, nor shall pursuit of any remedy by Landlord constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of Tenant’s violation of any of the covenants and provisions of this Lease.  Except for compulsory counterclaims, Tenant hereby waives any right to assert or maintain any counterclaims against Landlord in any action brought by Landlord to obtain possession of the Premises.  No act of Landlord (including, without limitation, acts of maintenance, efforts to relet the Premises, or any other actions taken by Landlord or its agents to protect Landlord’s interests under this Lease) other than a written notice of termination, shall terminate this Lease.  The acceptance of keys to the Premises by Landlord, its agents, employees, contractors or other persons on Landlord’s behalf shall not be deemed or constitute to effect a termination of this Lease unless such early termination is evidenced by a written instrument signed by Landlord.  The receipt or acceptance of payments of Minimum Rent or Additional Rent by Landlord, its agents, employees, contractors or other persons on Landlord’s behalf after Landlord has elected to terminate this Lease or reenter as provided in this Article 16 shall not be deemed or constitute to effect a cure by Tenant of any default, but shall be deemed to be payment on account with respect to Tenant’s underlying obligations, and Landlord may accept such check without prejudice to any other rights or remedies which it may have against the Tenant.

(i)                                     Mitigation of damages.  If, after a default by Tenant, Landlord terminates this Lease or Tenant’s right to possession of the Premises, Landlord will mitigate its damages in accordance with this Article, and Landlord’s obligation to mitigate damages shall be satisfied in full if Landlord undertakes to seek another tenant for the Premises (a “Substitute Tenant”) in accordance with the following criteria:

(1)                                  Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to re-let the Premises free of any claim of Tenant.

(2)                                  Landlord shall not be obligated to offer the Premises to a prospective tenant when other premises in the Building suitable for that prospective tenant’s use are (or soon will be) available.

(3)                                  Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rental less than the current fair market rental then prevailing for similar office uses in comparable office buildings in the same market area as the Building, nor shall Landlord be obligated to enter into a new lease under other terms and conditions which are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Building.

(4)                                  Landlord shall not be obligated to enter into a lease with any proposed tenant whose use would (i) violate any restriction, covenant or requirement contained in the lease of another tenant of the Building, (iii) adversely affect the reputation of the Building, or (iv) be incompatible with the operation of the Building as a first class office building.

(5)                                  Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord’s reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a first class manner.

(6)                                  Landlord shall not be required to expend any amount of money to alter, remodel or otherwise make the Premises suitable for use by a proposed Substitute Tenant unless (i) Tenant pays any such sum to Landlord in advance of Landlord’s execution of a Substitute Lease with such tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant’s default under this Lease), or (ii) Landlord, in Landlord’s sole discretion, determines that any such expenditure is financially justified in connection with entering into any such Substitute Lease.

Upon compliance with the above criteria respecting the re-leasing of the Premises after a default by Tenant, Landlord shall be deemed to have fully satisfied Landlord’s obligation to mitigate damages under this

Lease and under any law or judicial ruling in effect on the date of this Lease or at the time of Tenant’s default, and Tenant waives and releases, to the fullest extent legally permissible, any right to assert in any action by Landlord to enforce the terms of this Lease, any defense, counter claim or rights of setoff or recoupment respecting the mitigation of damages by Landlord, unless and to the extent Landlord maliciously or in bad faith fails to act in accordance with the requirements of this Article 16. Tenant’s right to seek damages from Landlord as a result of a default by Landlord under this Lease shall be conditioned on Tenant taking all actions reasonably required, under the circumstances, to minimize any loss or damage to Tenant’s property or business, or to any of Tenant’s officers, employees, agents, invitees or other third parties which may be caused by any such default of Landlord.

17.                               INSURANCE.

(a)                                  Tenant agrees to indemnify and save Landlord and Landlord’s Managing Agent harmless from any and all liabilities, damages, causes of action, suits, claims, judgements, costs and expenses of any kind (including reasonable attorneys’ fees) (collectively, “Damages”): (i) relating to or arising from or in connection with the possession, use, occupancy, management, repair, maintenance or control of the Premises, or any portion thereof; (ii) arising from or in connection with any act or omission of Tenant or Tenant’s agents, employees or invitees; or (iii) resulting from any default, violation or injury to person or property or loss of life sustained in or about the Premises, other than Damages directly or indirectly caused by the gross negligence or willful misconduct of Landlord or Landlord’s Managing Agent, and their respective agents and employees.  To assure such indemnity, Tenant shall carry and keep in full force and effect at all times during the term of this Lease for the protection of Landlord and Landlord’s Managing Agent and Tenant herein, public liability and property damage insurance with combined single limits of not less than One Million Dollars ($1,000,000.00) per occurrence; with not less than a Two Million Dollar ($2,000,000.00) aggregate per location.  If any act or omission of Tenant in violation of the provisions of this Lease alters the classification or increase the rate of insurance on the Building or the Property then Landlord’s costs and expenses incurred with respect to curing any such default of Tenant, and any costs and expenses incurred by Landlord (including, without limitation, attorney fees) as a direct or indirect result of any default of Tenant (whether or not cured by Tenant) shall, upon demand, be paid for by Tenant as Additional Rent.

(b)                                 Tenant shall be and remain liable for the maintenance, repair and replacement of all plate glass in the Premises with glass of like kind and quality.  If requested by Landlord, Tenant shall keep the same insured under a policy of plate glass insurance.

(c)                                  Tenant shall obtain and at all times during the term hereof maintain, at its sole cost and expense, policies of insurance covering the Premises and any permanent alterations to the Premises made by Tenant or Landlord in accordance with this Lease (excluding only structural improvements and components required to be insured and maintained by Landlord) including, without limitation, decorative finishes, equipment, lighting or fixtures unique to Tenant’s use of the Premises and any trade fixtures or other fixtures or property (including improvements which may not be removed by Tenant under the terms of this Lease), and all of Tenant’s fixtures, equipment and inventory installed and/or located in the Premises, in an amount of not less than the full replacement cost of said items, with the classification “Fire and Extended Coverage” together with insurance against vandalism, malicious mischief, and sprinkler leakage or other sprinkler damage, boiler and pressure vessel insurance, and any proceeds of such insurance so long as this Lease shall remain in effect, shall be used only to repair or replace the items so insured.

(d)                                 Said public liability and property damage insurance policies and any other insurance policies carried by Tenant with respect to the Premises shall:  (i) be issued in form acceptable to Landlord by good and solvent insurance companies, qualified to do business in the state in which the Premises is located and reasonably satisfactory to Landlord; (ii) be endorsed to name Landlord, Landlord’s Managing Agent, Tenant and any other parties in interest from time to time designated in writing by notice from Landlord to Tenant as Additional Insureds; (iii) be written as primary policy coverage and not contributing either to or in excess of any coverage which Landlord may carry; (iv) provide for thirty (30) days prior written notice to Landlord of any cancellation or other expiration of such policy or any defaults or material changes thereunder; and (v) contain an express waiver of any right of subrogation by the insurance company against Landlord and Landlord’s Managing Agent.  Such insurance policies shall be obtained from an approved insurance company and Tenant shall deliver a copy of said policy or an original Certificate of Insurance to Landlord, before Tenant takes occupancy of the Premises, showing the same to be in full force and effect.  Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Tenant’s insurance coverage shall be deemed to limit or restrict in any way Tenant’s liability arising under or out of this Lease.

(e)                                  In addition to the indemnity and insurance provision stipulated in this Article 17, the Tenant shall also obtain and at all times during the term of this Lease maintain the following additional insurance of the type marked below with an “X:”

☐                                    Gradual Pollution and/or Contamination Liability

☐                                    Umbrella Liability in Limits of Not Less Than Two Million Dollars ($2,000,000.00).

18.                               PROPERTY AT TENANT’S RISK.  It is understood and agreed that all personal property in the Premises, of whatever nature, whether owned by Tenant or any other person, shall be and remain at Tenant’s sole risk and Landlord shall not assume any liability or be liable for any damage to or loss of such personal property, arising from the bursting, overflowing, or leaking of the roof or of water or sewer pipes, or from heating or plumbing fixtures or from the handling of electric wires or fixtures or from any other cause whatsoever.  In addition to all other remedies provided for in this Lease, to secure the payment of all Minimum Rent, Additional Rent or any other monies owed by Tenant to Landlord, Landlord shall have, at Landlord’s option and upon notice thereof to Tenant, a security interest in all tangible personal property of Tenant on or about the Premises, including, but not limited to, inventory, furniture, trade fixtures, equipment, etc., and this Lease is intended to be and shall be a security agreement, as defined in the Uniform

Commercial Code.  Tenant hereby authorizes Landlord, by and through its attorney, officers or other agent designated by Landlord, to execute and/or record a UCC-1 on Tenant’s behalf to perfect any security interest created under this Article, and Tenant shall reimburse Landlord for all fees or other costs incurred in connection with recording a UCC-1.  Tenant agrees, upon the request of Landlord, if required by applicable law, to execute any and all documents which Landlord deems necessary or desirable in order to perfect such security interest, including, but not limited to, a UCC-1 financing statement (a “UCC-1”).

19.                               ASSIGNMENT; SUBLETTING.

(a)                                  Neither Tenant, nor any of its permitted successors or assigns, shall transfer, assign, mortgage, encumber, or, by operation of law or otherwise, pledge, hypothecate, or assign all or any of its interest in this Lease, or sublet or permit the Premises, or any part thereof, to be used by others, including, but not by way of limitation, licensees of Tenant, without the prior written consent of Landlord, in each instance, which consent Landlord may withhold in its sole and absolute discretion, for any reason or for no reason.  Any such subletting or assignment shall be referred to as a “Transfer,” and the person to whom Tenant’s interest is transferred shall be referred to as a “Transferee.”

(b)                                 The prohibition against any Transfer without the prior written consent of Landlord shall apply, without limitation, to the following circumstances, each of which shall be deemed a Transfer: (i) if Tenant or any guarantor of this Lease is a corporation (other than a corporation, the outstanding voting stock of which is listed on a “national securities exchange,” as defined in the Securities Exchange Act of 1934), and if shares of such corporation are transferred by sale, assignment, bequest, inheritance, operation of law or otherwise (including, without limitation, a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceeding), so as to result in or make possible a change in the present control of such corporation; (ii) if Tenant or any guarantor of this Lease is a partnership, any change in control or ownership of such partnership; (iii) any transfer by sale, assignment, bequest, inheritance, operation of law or other disposition of all or substantially all of the assets of Tenant or any guarantor which results in or makes possible a change in the present control of the business of Tenant or any such guarantor; (iv) any other change in ownership of Tenant, any guarantor of this Lease or the business operated by Tenant; or (v) any subletting or assignment which occurs by operation of law, merger, consolidation, or reorganization or any change of Tenant’s corporate or proprietary structure.  In no event may Tenant assign this Lease, or sublease the Leased Premises, if Tenant is in default under this Lease.

(c)                                  In the event that Tenant desires to effect a Transfer hereunder, Tenant shall give Landlord written notice (the “Transfer Notice”) thereof.  To be effective, the Transfer Notice shall be accompanied by Tenant’s check, payable to the order of Landlord, or Landlord’s Agent, in an amount equal to the greater of (i) $500.00 or (ii) one percent (1%) of the Base Rent to compensate Landlord for the cost of reviewing the proposed Transfer and specify the proposed Transferee, and the proposed terms of the Transfer, and contain such information about the proposed Transferee, its experience, its financial situation, its methods of operation, and its impact on the Building, as a prudent businessman would require in making the Transfer decision.  Tenant specifically agrees to apprise Landlord of any adverse or negative information in its possession concerning the proposed Transfer and the proposed Transferee.  The Transfer Notice shall also contain a certificate by Tenant (or an officer or general partner of Tenant if Tenant is a corporation or partnership) of all “Transfer Consideration” (as defined below) or payable in connection with the proposed Transfer.  Within forty-five (45) days of the receipt of the Transfer Notice, Landlord shall, by written notice to Tenant, elect: (i) to permit the proposed Transfer; (ii) to terminate this Lease; (iii) to sublet with the right to further sublet from Tenant for the balance of the term of this Lease (a) all of the Premises, or (b) only so much of the Lease Premises as Tenant proposed to Transfer, at the same rental as Tenant is obligated to pay to Landlord hereunder; or (iv) to deny consent to the proposed Transfer, in which event Tenant shall continue to occupy the Lease Premises and comply with all of the terms and conditions hereof.  In the event that Landlord fails to give Tenant written notice of its election hereunder within the specified forty-five (45) day period, Landlord shall be deemed to have denied its consent to the proposed Transfer.

(d)                                 If this Lease is transferred, the permitted Transferee shall assume by written instrument all of Tenant’s obligations under the Lease and such Transferee, at least thirty (30) days prior to the effective date of the permitted Transfer, shall deliver to Landlord the proposed sublease, assignment and assumption agreement or other instrument evidencing the Transfer and the Transferee’s undertaking of Tenant’s obligations under the Lease.  All of such documents shall be subject to Landlord’s prior written approval.  In the event of a permitted Transfer, Tenant shall continue to be liable hereunder, and shall not be released from performance hereunder.  In addition to the Rent reserved hereunder, Tenant shall pay to Landlord all monies, property and other consideration of every kind whatsoever paid or payable to Tenant in consideration of or related to such Transfer and for all property transferred to the Transferee, as all or part of the consideration including, without limitation, fixtures, other Leasehold Improvements, furniture, equipment and furnishings (collectively, all of the foregoing monies, property and other consideration shall be referred to as the “Transfer Consideration”), but excluding bona fide consideration paid for transfer of Tenant’s Property.

(e)                                  Any Transfer without Landlord’s consent, whether as a result of any act or omission of Tenant, or by operation of law or otherwise, shall not be binding upon Landlord, and shall confer no rights upon any third person.  Each such unpermitted Transfer shall, without notice or grace period of any kind, constitute a default by Tenant under this Lease.  Consent by Landlord to any one Transfer shall not constitute a waiver of the requirement for consent to any other Transfer.  Notwithstanding anything in this Article or any decision of any court to the contrary, it shall be deemed reasonable for Landlord to refuse consent to a Transfer if, at the time Landlord’s consent is requested, other premises in the Building suitable for the prospective Transferee’s use are (or soon will be) available.  No reference in this Lease to assignees, subtenants or licensees shall be deemed to be a consent by Landlord to the occupancy of the Leased Premises by any such assignee, subtenant or licensee.  If Tenant’s interest in this Lease is assigned, whether or not in violation of the provisions of this Article, Landlord may collect rent from the assignee.  If the Premises, or any part thereof, are sublet to, or occupied or used by any person or entity other than Tenant, whether or not in violation of the Article, Landlord may collect rent from the subtenant, user or occupant.  In either case, Landlord shall apply the amount collected to the Basic Rent and Additional Rent payable under this Lease, but neither any such assignment, subletting, occupancy or use, whether with or without Landlord’s prior consent, nor any such collection or application shall be deemed to create any privity between Landlord and any subtenant or to be a waiver of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as Tenant.  The listing of any name other than that of Tenant on any door of the Premises or of the Premises or on any directory in the Building, or otherwise, shall not operate to vest in the person or entity so named any right or interest in this Lease or in the Premises or be deemed to constitute, or serve as a substitute for, any prior consent of Landlord required under this Article, and it is understood that any such listing shall constitute a privilege extended by Landlord which shall be revocable at Landlord’s will by notice to Tenant.  Neither an assignment of Tenant’s interest in this Lease, nor a subletting, occupancy or use of the Premises or any part thereof by any person or entity other than Tenant, nor the collection of rent by Landlord from any person or entity other than Tenant as provided in this Article, nor the collection of rent by Landlord from any person or entity other than Tenant as provided in this Article, nor the application of any such rent as provided in this Article shall, in any circumstances, relieve Tenant from its obligation fully to observe and perform the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed.  As security for this Lease, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant.  For any period during which Tenant is in default hereunder, Tenant hereby authorizes each such subtenant to pay said rent directly to Landlord upon the subtenant’s receipt of notice from Landlord specifying same.  Landlord’s collection of such rent shall not be construed as an acceptance of such subtenant as the tenant under this Lease.  Each sublease is subject to the condition that if the Lease Term is terminated as a result of Tenant’s default or if Landlord succeeds to Tenant’s interest in the Premises by voluntary surrender or otherwise, at Landlord’s option (but expressly without any obligation to so elect) the subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord as its landlord under the terms of such sublease.

20.                               SIGNS.  No sign, advertisement or notice shall be inscribed, painted, affixed or displayed on the windows or exterior walls of the Premises or on any public area of the Building, except the directories and the office doors, and then only in such places, numbers, sizes, color and style as are approved by Landlord and which conform to all applicable laws and/or ordinances.  Any and all permitted signs shall be installed and maintained by Landlord at Tenant’s sole expense.  During the period of six months prior to the expiration of this Lease or any renewal thereof, Landlord shall have the right to display on the exterior of the Premises a sign advertising the space as available “For Rent.”

21.                               RULES AND REGULATIONS.  Tenant shall at all times comply with the rules and regulations set forth on Exhibit B attached hereto, and with any additions thereto and modifications thereof adopted from time to time by Landlord, and each such rule or regulation shall be deemed to be a covenant of this Lease to be performed and observed by Tenant.

22.                               PARKING.  Landlord grants Tenant the non-exclusive, unassigned, right to use the parking area or areas designated by the Landlord from time to time at a ratio of 3.3 parking spaces per 1,000 square feet leased in the Building.  Tenant hereby agrees to comply with all traffic and parking rules and regulations imposed by Landlord from time to time.

23.                               LANDLORD ACCESS.  Landlord shall have the right to enter upon the Premises during normal business hours, except in cases of emergency, for purposes of (i) showing the Premises to prospective tenants; (ii) to post the Premises with “For Rent” or other offering signs, as Landlord may deem appropriate; (iii) to exhibit the same to prospective purchasers or mortgagees; and (iv) to inspect the Premises to see that Tenant is complying with all its obligations hereunder, or to make required repairs; provided that all of the foregoing shall be done in a manner so as not to materially and adversely interfere with Tenant’s business operations.

24.                               SUBORDINATION.

(a)                                  This Lease is subject and subordinate to the lien of any ground leases and to all mortgages, deeds of trust or deeds to secure debt which may now or hereafter affect or encumber the Building or the real property of which the Premises form any part, and to all renewals, modifications, consolidations, replacements or extensions thereof.  This Article 24 shall be self-operative and no further instrument of subordination shall be required.  In confirmation of any such subordination, Tenant shall execute within five (5) days after receipt, any certificate that Landlord may reasonably so request.  No foreclosing lender nor any purchaser at foreclosure shall be liable for any defaults (including defaults of a continuing nature) by any prior landlord, or for the return of any security deposit; Tenant covenants and agrees to attorn to Landlord or to any successor to Landlord’s interest in the Premises, whether by sale, foreclosure or otherwise.

(b)                                 Notwithstanding the foregoing, in the event any ground lessor, mortgagee or the holder of any deed of trust or deed to secure debt shall elect to make the lien of this Lease prior to the lien of its ground lease or mortgage, then, upon such party giving Tenant written notice to such effect at any time prior to the commencement of foreclosure by filing a notice thereof for record among the land records, this Lease shall be deemed to be prior in lien to the lien of such ground lease or mortgage, whether dated prior or subsequent thereto.

25.                               MORTGAGEE PROTECTION.  Tenant agrees to give any Mortgagees, by the method provided for in Article 33 of this Lease, a copy of any Notice of Default served upon Landlord, provided that prior to such notice, Tenant has been notified, in writing, (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagees and/or Trust Deed Holders.  Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees and/or Trust Deed Holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any Mortgagee and/or Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.  Tenant agrees that in the event of the sale of the Property, by foreclosure or deed in lieu thereof, the purchaser at such sale shall only be responsible for the return of any security deposit paid by Tenant to Landlord in connection with this Lease to the extent that such purchaser actually receives such security deposit.

26.                               INTENTIONALLY DELETED.

27.                               HOLD-OVER; SURRENDER OF PREMISES.  If Tenant shall not immediately surrender the Premises the day after the end of the term hereby created, then Tenant shall, by virtue of this agreement, become, at Landlord’s option, either (a) a tenant at sufferance, or (b) a tenant from month-to-month.  In either of such events, rent shall be payable at a monthly or daily rate, as the case may be, of one and one-half (1.5) times the Base Rent and Additional Rental payable by Tenant immediately prior to the expiration or termination of the term, with said tenancy to commence on the first day after the end of the term above demised; and said tenancy shall be subject to all of the conditions and covenants of this Lease insofar as such covenants and conditions are applicable thereto.  Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession of the Premises after the expiration of the term of this Lease.  If Landlord fails to make an election under Clause (a) or (b) within ten (10) days after the expiration or termination of the term, the hold-over tenancy shall be deemed to be a tenancy from month-to-month.  If Tenant holds over as a month-to-month tenant, each party hereto shall give to the other at least thirty (30) days written notice to quit the Premises (any right to a longer notice period being hereby expressly waived), except in the event of non-payment of rent in advance or of the other Additional Rents provided for herein when due, or of the breach of any other covenant by the said Tenant, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days notice to quit being expressly waived; provided, however, that in the event Tenant shall hold-over after expiration of the term hereby created, and if Landlord shall desire to regain possession of said Premises promptly at the expiration of the term aforesaid, then at any time prior to the date Landlord makes (or is deemed to have made) its election under Clause (b) of this Article 27, Landlord at its option, may re-enter and take possession of the Premises forthwith, without process, or by any legal action or process in force in the state in which the Premises is located; provided, however, that if Landlord has accepted rent for any period beyond the expiration of the term and Tenant is not then in default under any of the provisions of this Lease, Landlord shall promptly refund to Tenant an amount equal to any excess rental received by Landlord with respect to any period after Landlord exercises its right to re-enter the Premises under this Article 27.  At the expiration of or earlier termination of the term of this Lease, Tenant shall peacefully surrender the Premises to Landlord, in condition required under Article 9(a) of this Lease, ordinary wear and tear excepted to the extent the Premises is not required to be repaired and/or maintained by Tenant.  Tenant shall surrender all keys for the Premises to Landlord and shall notify Landlord in writing of all combinations of locks, safes, and vaults, if any in the Premises.  If the Premises are not surrendered as and when aforesaid, Tenant shall indemnify and hold Landlord harmless from and against all claims, loss or liability (direct, indirect, foreseeable or unforeseeable) resulting from the delay by Tenant in surrendering the Premises including, without limitation, any claims made by any succeeding occupant based upon Landlord’s inability to deliver the Premises to any such succeeding occupant.  Tenant shall comply with the provisions of Article 9 hereof respecting Tenant’s Property.  Tenant’s obligations to observe and perform the covenants set forth in this Article 27 shall survive the expiration or earlier termination of this Lease.

28.                               ESTOPPEL CERTIFICATES.  Tenant agrees, at any time and from time to time, upon not less than five (5) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord or to such person(s) as may be designated by Landlord, a statement in writing (i) certifying that Tenant is in possession of the Premises, has unconditionally accepted the same and is currently paying the rents reserved hereunder, (ii) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (iii) stating the Rent Commencement Date and the dates to which the rent and other charges hereunder have been paid by Tenant and (iv) stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which notices to Landlord should be sent.  If Tenant fails to execute and return any such agreement to Landlord within such five (5) day period, then Landlord shall be entitled to collect from Tenant, as liquidated damages with respect to such default of Tenant in addition to Base Rent and other amounts payable hereunder, as Additional Rent, an amount equal to one-half of one percent (1/2%) of the then amount of Base Rent then payable under this Lease, for each day Tenant delays in returning the requested agreement to Landlord.  Any such statement delivered pursuant hereto may be relied upon by any owner, prospective purchaser, mortgagee or prospective mortgagee of the Building or of Landlord’s interest therein, or any prospective assignee of any such mortgagee.

29.                               QUIET ENJOYMENT.  Landlord warrants that it has the right to make this Lease for the term aforesaid and that it will put Tenant into complete and exclusive possession of the Premises.  Landlord covenants that if Tenant pays the rent and all other charges provided for herein, performs all of its obligations provided for hereunder and observes all of the other provisions hereof, Tenant shall at all times during the term hereof peaceably and quietly have, hold and enjoy the Premises, without any interruption or disturbance from Landlord, or anyone claiming through or under Landlord, subject to the terms hereof.

30.                               DELAY.  In the event Landlord for any reason is unable to deliver possession of the Premises to Tenant on or before the Rent Commencement Date, at Landlord’s option, this Lease shall remain in full force and effect and Tenant shall have no claim against Landlord by reason of any such delay, but no rent shall be payable during the pendency of any such delay, or upon written notice to Tenant, Landlord may terminate this Lease and, except for the return of any security deposit or prepaid rent, Landlord shall have no further obligation or liability to Tenant.  In the event that Landlord does not so terminate this Lease, at such time as Landlord tenders possession of the Premises to Tenant in writing, Tenant shall commence payment of rent pursuant to Article 3 hereof, and the expiration date of the term of this Lease shall be extended for a period equal to the period of such delay.  In the event of any such delay, Tenant shall execute a Commencement and Estoppel Agreement as provided in Article 2, specifying the date on which possession of the Premises was tendered by Landlord.

31.                               MODIFICATIONS DUE TO FINANCING.  If, in connection with obtaining temporary or permanent financing for the Building or the land upon which the Building is located, any such lender shall request reasonable modifications of this Lease as a condition to such financing, Tenant agrees that Tenant will not unreasonably withhold, delay or defer the execution of any agreement of modification of this Lease provided such modifications do not increase the financial obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s reasonable use and enjoyment of the Premises.

32.                               ATTORNEYS.  Tenant acknowledges that it has engaged counsel in connection with the negotiation of this Lease, or that Tenant has freely decided to enter into this Lease without engaging the services of counsel.

33.                               NOTICES.  All notices, rent or other payments required or desired to be given hereunder by either party to the other shall be sent by first class mail, postage prepaid, or by a reputable commercial messenger service, except that notices of default and notices related to the exercise of options or other rights under this Lease shall be sent by certified mail, return receipt requested or by a receipted overnight commercial messenger service (such as Federal Express or Airborne Express) for delivery on the next following business day.  Notices sent by mail shall be deemed to be received on the date of actual receipt by the recipient or on the date delivery is refused.  Notices sent by a receipted overnight commercial messenger service shall be deemed received on the next business day after depositing with such delivery service.  Notices to the respective parties, and any amounts required to be paid hereunder, shall be addressed and sent as follows:

If to Landlord:

NOTICES AND CORRESPONDENCE	RENT, PAYMENTS, ETC.

Windham Management Company	Saul Holdings Limited Partnership
7501 Wisconsin Avenue	PO Box 64288
Suite 1500	Baltimore, Maryland 21264-4288
Bethesda, Maryland 20814-6522
Attention: Legal Department

If to Tenant:

Before the Rent Commencement Date:

After the Rent Commencement Date:

Pressure Biosciences, Inc.

Pressure Biosciences, Inc.

321 Manley Street	209 Perry Parkway
West Bridgewater, MA 02379	Suite 3
Gaithersburg, Maryland 20877
Attention: Richard Schumacher	Attention: Mr. Richard Schumacher, CEO
Phone: 508-580-1818	Phone: 508-580-1818

Either party may designate a substitute address, from time to time, by notice in writing sent in accordance with the provisions of this Article 33.

34.                               APPLICABLE LAW.  This Lease shall be construed under the laws of the State in which the Premises is located.

35.                               NO RESERVATION.  The submission of this Lease for examination does not constitute a reservation of or option for the Premises, and this Lease becomes effective only upon execution and delivery thereof by Landlord.  Neither party shall have any legal obligation to the other in the event that the lease contemplated herein is not consummated for any reason.  Discussions between the parties respecting the proposed lease described herein, shall not serve as a basis for a claim against either party or any officer, director or agent of either party.

36.                               PARTIES; ASSIGNS AND SUCCESSORS.  Feminine or neuter pronouns may be substituted for those of the masculine form, and the plural may be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions.  The term “Landlord” as used in this Lease, means only the owner for the time being of the Landlord’s interest in this Lease; and, in the event of the sale, assignment or transfer by such owner of the Landlord’s interest in this Lease, such owner shall thereupon be released and discharged of all covenants and obligations of Landlord hereunder thereafter accruing.  Except as provided in the preceding sentence, all of the covenants, agreements, terms, conditions, provisions and undertakings in this Lease shall inure to the benefit of, and shall extend to and be binding upon, the parties hereto and their respective heirs, executors, legal representatives, successors and assigns, to the same extent as if they were in every case named and expressed.  If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several and any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof.  In like manner, if the Tenant named in this Lease shall be a partnership or other business association, the members of which are, by virtue or statute or general law, subject to personal liability, the liability of each such member shall be joint and several.  Nothing in this Lease shall be deemed to create any right in any person or entity not a party hereto, no such person or entity shall be deemed a third party beneficiary under this Lease, and no such person or entity shall have the right, by virtue of this Lease, to enforce such rights or to enjoin any actual or threatened violation of such rights by either party to this Lease.

37.                               SEVERABILITY.   If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held or unenforceable, shall not be affected thereby and each term, covenant and condition of this Lease shall be valid and enforced to the fullest extent permitted by law.

38.                               RENT TAX.  If applicable in the jurisdiction where the Premises are situated, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any City, State, County or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Lease.  Any such payments shall be paid concurrently with the payment of the rent upon which the tax is based as set forth above.

39.                               ACTS OF GOD.  Neither Landlord nor Tenant shall be required to perform any covenant or obligation in this Lease, or be liable in damages to the other party, so long as the performance or non-performance of the covenant or obligation is delayed, caused by or prevented by an act of God or force majeure.

40.                               LANDLORD’S LIABILITY.  Tenant agrees that Landlord shall have no personal liability with respect to any of the provisions of this Lease and Tenant shall look solely to the estate and property of Landlord in the land and buildings comprising the Property of which the Premises form a part for the satisfaction of Tenant’s remedies, including, without limitation, the collection of any judgement or the enforcement of any other judicial process requiring the payment or expenditure of money by Landlord, subject, however, to the prior rights of any holder of any Mortgage covering all or part of the Property, and no other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant’s claim and, in the event Tenant obtains a judgement against Landlord, the judgement docket shall be so noted.  This Section shall inure to the benefit of Landlord’s successors and assigns and their respective principals.

41.                               REMEDIES CUMULATIVE; NO WAIVER.  All rights and remedies given herein and/or by law or in equity to Landlord are separate, distinct and cumulative, and no one of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any of the others.  No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with his obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord’s right to demand exact compliance with the terms hereof.

42.                               MODIFICATION.  This writing is intended by the parties as the final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein.  No course of prior dealings between the parties or their affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease.  Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease.  No representations, understandings or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein.  This Lease can only be modified by a written agreement signed by all of the parties hereto or their duly authorized agents.

If drafts of this Lease or other communications between the parties were sent by email or other electronic methods, then the following additional provisions shall also apply:  (i) any typewritten signature included with any e-mail or any document attached to any email is not an electronic signature within the meaning of Electronic Signatures in Global and National Commerce Act or any other law of similar import, including without limitation, the Uniform Electronic Transactions Act (“UETA”), as the same may be enacted in any State, (ii) any transmission of this Lease is not intended as an “electronic signature” to a “record” of such transaction (as those terms are defined under UETA); instead, it is Landlord’s intention that a record of such transaction shall be created only upon manually-affixed original signatures on an original Lease document,  and (iii) the final, definitive version of this Lease shall be created by Landlord (the “Final Draft”), and Tenant authorizes Landlord to affix to the Final Draft the original, manually executed signature pages attached by Tenant to the executed document submitted by Tenant to Landlord.

43.                               WAIVERS.  Landlord and Tenant each hereby waives all right to trial by jury in any claim, action, proceeding or counterclaim by either party against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant and/or Tenant’s use or occupancy of the Premises.  Tenant hereby expressly waives (to the extent legally permissible) for itself and all persons claiming by, through or under it, any right of redemption or right for the restoration of the operation of this Lease under any present or future law in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as provided in this Lease.  Tenant understands that the Premises are leased exclusively for business, commercial and mercantile purposes and therefore shall not be redeemable under any provision of law.

44.                               INTERPRETATION.  Captions and headings are for convenience and reference only.  Whenever in this Lease any printed portion, or any part thereof, has been stricken out, whether or not any replacement provision has been added, this Lease shall be read and construed as if the material so stricken out were never included herein, and no implication shall be drawn from the text of the material so stricken out which would be inconsistent in any way with the construction or interpretation which would be appropriate if such material had never been contained herein.  The Exhibits referred to in this Lease and attached hereto are a substantive part of this Lease and are incorporated herein by reference.  In any legal proceeding respecting this Lease, this Lease will be construed with equal weight for the rights of both parties, the terms hereof having been determined by free and fair negotiation, with due consideration for the rights and requirements of both parties.  Both parties agree that they have had equal input into the wording and phraseology of the provisions of this Lease, and that, therefore, no provision will be construed as drafted by one party or the other, without respect to whose draft of this Lease the wording or phraseology arises.  If any of the typewritten portions of this Lease conflict with any of the printed provisions of this Lease, the provisions set forth in the typewritten portions shall control; provided, however, that to the extent the printed portions of this Lease may be read in a manner which will not conflict with the provisions of the typewritten portions, then such interpretation shall be deemed to be the correct interpretation of the provisions of this Lease.

45.                               FINANCIAL STATEMENTS.  Tenant, upon Lease execution, and thereafter upon written request by Landlord, will provide Landlord with a copy of its current financial statements consisting of a balance sheet, an earnings statement, statement of changes in financial position, statement of changes in Tenant’s equity, and related footnotes, prepared in accordance with generally accepted accounting principles.  Such financial statements must be either certified by a CPA or sworn to as to their accuracy by Tenant’s most senior official and its chief financial officer.  The financial statements provided must be as of a date not more than twelve (12) months prior to the date of request.  Landlord shall retain such statements in confidence, but may provide copies to lenders and potential lenders.

46.                               NO RECORDING OF LEASE.  Tenant shall not record this Lease without first obtaining the prior written consent of Landlord, which Landlord may withhold in its sole and absolute discretion.  If Landlord consents to the recording of this Lease or a memorandum of this Lease, Tenant shall, at Tenant’s sole cost and expense, record a termination of such recorded document among the land records of the jurisdiction in which the Premises is located within thirty (30) days after the expiration or termination of this Lease.

47.                               ENTITY TENANTS.  If Tenant is a corporation, partnership or limited liability company, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that: Tenant is duly constituted as such entity and is qualified to do business in the state where the Premises are located; all Tenant’s franchise and corporate taxes have been paid to date; all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and such persons are duly authorized by the board of directors, partnership agreement or other applicable authority of such entity to execute and deliver this Lease on behalf of the Tenant.  Attached hereto and made a part hereof is (a) a certificate of good standing, dated within sixty (60) days prior to the Lease Date, issued by the jurisdiction in which Tenant is organized, and (b) one or more of the following confirming the authorization and due execution of this Lease by Tenant: (i) a certificate of Tenant’s Secretary if Tenant is a corporation; or (ii) a consent of the general partners if Tenant is a partnership, or (iii) a certified copy of the Articles of Organization, operating agreement or other evidence satisfactory to Landlord evidencing the authority of the members of a limited liability company executing this Lease on behalf thereof.  If Tenant fails to deliver to Landlord any of the items described in Clauses (a) or (b) above on or before the date submits this Lease to Landlord for execution, then Landlord may, at its option, elect (to the extent such documents or information is available from governmental or other sources) to obtain any such items which Tenant has failed to deliver, in which event Tenant shall reimburse Landlord for all reasonable costs and expenses incurred in obtaining such items.

48.                               SURVIVAL.  Notwithstanding anything to the contrary contained in this Lease, the expiration of the Term of this Lease, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant’s obligations accruing prior to the expiration of the Term.

49.                               LANDLORD’S RIGHTS.  In addition to Landlord’s rights of self-help set forth elsewhere in this Lease or as provided by law or by equity, if Tenant at any time fails to perform any of its obligations under this Lease in a manner satisfactory to Landlord, Landlord shall have the right, but not the obligation, to perform, or cause to be performed, such obligations on behalf and at the expense of Tenant and to take all such action Landlord deems appropriate to perform or cause to be performed such obligations on behalf and at the expense of Tenant and to take all such action which Landlord deems appropriate to perform such obligations.  Landlord’s costs and expenses incurred with respect to curing any default of Tenant, and any costs and expenses incurred by Landlord as a direct or indirect result of any default of Tenant (whether or not cured by Tenant) shall, within five (5) business days after demand therefor, be paid for by Tenant as Additional Rent.  In performing or causing the performance of any such obligations of Tenant, Landlord shall incur no liability for any loss or damage that may accrue to Tenant, the Premises or Tenant’s Property by reason thereof.  The performance by Landlord of any such obligations shall not constitute a release or waiver of any of Tenant’s obligations under this Lease.  Tenant shall reimburse Landlord upon demand for any costs or expenses, including attorney fees, incurred by Landlord in connection with the enforcement of Tenant’s obligations hereunder or otherwise incurred by Landlord in connection with any judicial proceedings regarding the rights and obligations of Tenant under this Lease.  Any and all costs or expenses incurred by Landlord pursuant to the provisions hereof shall be considered as Additional Rent hereunder.

50.                               SPECIAL STIPULATIONS.  The terms, covenants and conditions set forth in any Articles of this Lease numbered higher than this Article 50 (“Special Stipulations”) are intended to supplement and, in certain events, modify or vary, the other provisions set forth in the foregoing provisions of this Lease.  If any of the Special Stipulations conflict with any of the foregoing provisions of this Lease, the provisions set forth in the Special Stipulations shall control; provided, however, that to the extent the preceding portions of this Lease may be read in a manner which will not conflict with the provisions of the Special Stipulations, then such interpretation shall be deemed to be the correct interpretation of the provisions of this Lease and the Special Stipulations.

51.                               RIGHT OF FIRST OFFER.  Provided (i) Tenant is not then in default (beyond any applicable cure period) in any of its obligations under this Lease, and (ii) Landlord desires to lease the Option Space (hereinafter defined) to any party other than the party then occupying the Option Space, Landlord agrees that, during the term of this Lease, including any Option Term, Tenant shall have the right of first offer to enter into a lease of certain other premises in the Building, consisting of the area of approximately 1,891 square feet of leasable area contiguous to the Premises designated on

Exhibit A-1 as “Option Space” (the “Option Space”) in accordance with the terms and conditions set forth in this Article 51, as follows:

(a)                                  Landlord shall, prior to entering into a lease for the Option Space, send to Tenant a notice of the availability of such space and the terms and conditions under which Landlord proposes to lease the Option Space to Tenant (the “Offer Notice”).

(b)                                 Within ten (10) business days after Tenant’s receipt of the Offer Notice, Tenant shall notify Landlord that Tenant either (i) agrees to lease the Option Space under the terms described in the Offer Notice, or (ii) does not desire to lease the Option Space under the terms described in the Offer Notice.  A failure by Tenant to timely elect the option described in clauses (i) or (ii) above shall be deemed to be a waiver by Tenant of any further right to lease the Option Space under this Article.

(c)                                  If Tenant exercises its option to lease the Option Space under this Article, then Tenant shall execute a lease amendment embodying the terms set forth in the Offer Notice, within ten (10) business days after Landlord submits any such lease amendment to Tenant.  Said lease amendment shall provide that the following terms and conditions shall apply to the Option Space:

(i)                                     Tenant agrees to accept the Option Space “as is” in its then existing condition and Landlord shall have no construction obligations with respect thereto, unless an allowance for renovation of the Option Space was specified in the Offer Notice, in which event such provisions respecting such allowance shall be included in the lease amendment; and

(ii)                                  The Base Rent for the Option Space shall be the Base Rent for the Option Space set forth in the Offer Notice.

(d)                                 Landlord may, at its option, in lieu of a narrative description of the terms to be described in the Offer Notice, submit to Tenant a lease amendment document setting forth the terms of a proposed lease amendment, in which event Tenant’s exercise of its option to lease the Option Space shall be made by Tenant’s execution of such lease amendment document and its return to Landlord within the applicable time periods set forth in paragraph (b) or (c) of this Article.  If Landlord does not submit a lease amendment document to Tenant at the time the Offer Notice is given, and Tenant exercises its option to lease the Option Space under such terms, then Tenant shall execute a lease embodying the terms set forth in the Offer Notice within ten (10) days after Landlord submits any such lease to Tenant, as provided in paragraph (c) above.

(e)                                  Tenant shall have no further right to lease the Option Space under this Article after Landlord enters into a lease of the Option Space with another Tenant in accordance with this Article.

(f)                                    Tenant’s right to lease the Option Space shall be conditioned upon Tenant’s full and complete compliance with all of the terms and conditions of the Lease prior to the date of any Offer Notice, and Tenant’s option to lease the Option Space shall terminate when the term of this Lease expires or terminates.

(g)                                 Time shall be of the essence with respect to Tenant’s right of first offer under this Article.

(h)                                 Regardless of any election of Tenant to lease the Option Space, this Lease shall nonetheless remain in full force and effect until the expiration date provided herein.

52.                               ADDITIONAL SIGNAGE.  Notwithstanding the aforesaid, but subject to all applicable laws and/or ordinances, Landlord will permit Tenant to have one (1) identification sign located above Tenant’s entrance on the Building (the “Additional Sign”) under the following terms and conditions:   (i) The exact size and location of, and all plans and specifications for, the Additional Sign shall be subject to Landlord’s approval, which will not be unreasonably withheld, conditioned or delayed; and (ii) Tenant shall, at Tenant’s sole cost and expense, repair, replace and maintain the Additional Sign, in good condition, consistent with general construction standards; and (iii) Tenant shall obtain all permits and approvals for the installation of the Additional Sign, but Tenant shall not be entitled to obtain any variance or waiver of any governmental requirements if any such variance or waiver would reduce or otherwise adversely affect the ability of Landlord or other tenants of the Building to install or replace sign which would be permitted but for any variance or waiver of any governmental requirements obtained by Tenant for the Additional Sign.

53.                               BROKERS.  Landlord shall pay the complete commission due in connection with this Lease to Cushman & Wakefield of Virginia, Inc. and Advantis/GVA (collectively, “Broker”) pursuant to a separate written agreement between Landlord and Broker.  Except in regard to Broker, Landlord and Tenant represent to each other that they have not dealt with any broker(s) or finder(s) concerning this Lease.  Landlord and Tenant mutually agree to defend and hold each other harmless against any claims of any person or entity involving a breach of the representation contained in this Article 53.  In the event of such a claim by any person or entity, the party against whom the claim is made or the litigation is commenced shall give reasonable notice to the other party with opportunity to such other party to defend against any claim for which indemnity will be sought under this Article.  The foregoing indemnity and disclosure provisions are for the sole benefit of the parties to this Lease, and nothing contained herein shall be deemed to make Broker a third party beneficiary of this Lease, or entitle Broker, or any other person or entity other than Landlord and Tenant, to enforce this Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal on the day and year first above written.

ATTEST/WITNESS	LANDLORD:	Saul Holdings Limited Partnership
By: Saul Centers, Inc., General Partner

/s/ Stephanie N. Paen	By:	/s/ B. Francis Saul III

	Printed Name:	B. Francis Saul III

	Title:	President

ATTEST/WITNESS	TENANT:	Pressure Biosciences, Inc.

/s/ Steven E. Hebert	By:	/s/ Richard T. Schumacher

	Printed Name:	Richard Schumacher

	Title:	President & CEO

Tenant’s Tax Identification Number:

04-2652826

SECRETARY’S CERTIFICATE

I Richard T. Schumacher, Secretary of Pressure Biosciences, Inc., a Massachusetts Corporation, do hereby certify (i) that the foregoing and annexed Lease was executed and delivered pursuant to, and in strict conformity with the provisions of resolutions of the Board of Directors of said corporation validly adopted at a regularly called meeting of said Board of Directors, and that a quorum was present at said meeting (or validly adopted by unanimous written consent of said Board of Directors in lieu of a meeting), in conformity with the laws of the state of incorporation of said Corporation; and (ii) that the following is a true, correct and complete reproduction of said resolution:

RESOLVED: That Richard Schumacher, President of the Corporation, shall be, and is hereby authorized and empowered, for and on behalf of the Corporation, to execute, acknowledge and deliver the foregoing and annexed Lease by and between Saul Holdings Limited Partnership, as Landlord, and Pressure Biosciences, Inc., as Tenant, for those certain premises located in the Avenel Business Park, Phase II, as well as any and all related documents, in order to expeditiously provide for the leasing of such premises, and, in so doing, to make any and all changes therein or modifications thereof as he, in his sole discretion, acting for and on behalf of the Corporations, shall deem necessary or advisable, and all of the officers of the Corporation are hereby authorized, directed and empowered to do any and all acts or things as shall be necessary or advisable in order to effectuate the foregoing resolution.

	By:	Richard T. Schumacher
Secretary

(Corporate Seal)	Date:	April 26, 2005

EXHIBIT A

PREMISES

EXHIBIT A-1

OPTION SPACE

EXHIBIT B

RULES & REGULATIONS

1.                                       No advertisement, or other notice, shall be inscribed, painted or affixed on any part of the outside or inside of said Building, except of such order, size and style, and at such places as shall be designated by Landlord.  All signs will be supplied for tenants by Landlord, the cost of the signs to be charged to and paid for tenants.

2.                                       The sidewalks and entry passages shall not be obstructed by tenants, or used by them for any purpose other than for ingress and egress.  The floors, and skylights and windows that reflect or admit light into any place in said Building, shall not be covered or obstructed by tenants.  The water closets and other water apparatus, shall not be used for any other purpose than those for which they were constructed and no sweepings, rubbish, or other obstructing substances shall be thrown therein.  Any damage resulting to them, or to associated systems, from misuse, shall be repaired by tenant who, or whose clerks, agents, invitees, or servants shall cause it.

3.                                       No tenant shall do or permit to be done in said Premises, or bring or keep anything therein, which shall in any way obstruct or interfere with the rights of other tenants or in any way injure or annoy them.  Tenants, their clerks and servants, shall maintain order in the Building, shall not make or permit any improper noise in the Building or interfere in any way with other tenants or those having business with them.  Nothing shall be thrown by Tenants, their clerks or servants, out of the windows, doors or skylights of the Building.  No rooms shall be occupied or used as sleeping or lodging apartments at any time.  No part of the Building shall be used or in any way appropriated for gambling, immoral or other unlawful practices, and no intoxicating liquor or liquors shall be sold in said Building .

4.                                       It is understood and agreed that the Landlord shall not be responsible to any tenant for any loss of property from rented premises, however occurring, except to the extent otherwise set forth in the Lease.

5.                                       No animals shall be allowed in the office, halls, corridors, or elsewhere in the Building.

6.                                       All tenants and occupants shall observe strict care not to leave their doors open when it rains or snows, and for any fault or carelessness in this respect shall make good any injury sustained by other tenants, and to Landlord for damage to paint, plastering or other parts of the Building, resulting from such default or carelessness.  No alterations shall be made to any part of the Building by putting up or changing any partitions, doors or windows, nor shall there be any connection made to the electric wires or electric fixtures, or plumbing lines nor shall there be any penetrations through the walls, floor or roof without the consent in writing on each occasion of Landlord or its Agent.  All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole and, when any part thereof shall be broken, the same shall be immediately replaced or repaired and put in order under the direction and to the satisfaction of Landlord, or its Agent, and shall be left whole and in good repair.  Tenant shall not injure, overload or deface the Building, the woodwork or the walls of the Premises, nor carry on upon the Premises any noisesome, noxious, noisy, or offensive business.

7.                                       Not more than two keys for each office will be furnished without charge; the charge for additional keys shall be Five Dollars ($5.00) each.  No additional locks or latches shall be put upon any door without written consent of Landlord.  Tenants, at termination of their lease of the premises, shall return to Landlord, all keys to doors in the Building.

8.                                       Landlord in all cases retains the power to prescribe the weight and position of iron safes or other heavy articles.

9.                                       The tenant shall not (without the Landlord’s prior written consent) install or operate any electric heating device, steam engine, boiler, machinery or stove upon the Premises (other than microwave ovens), or carry on any mechanical business thereon, or do any cooking thereon, or use or allow to be used upon the Demised Premises oil, burning fluids, camphene, gasoline or kerosene for heating, warming or lighting.  No article deemed extra hazardous on account of fire and no explosives shall be brought into said Premises.  No offensive gases or liquids will be permitted.

10.                                 If tenants desire blinds or window covering, other than those provided by Landlord, if any, they must be of such shape, color and material as may be prescribed by Landlord, and shall be erected with Landlord’s prior consent and at the expense of said tenants.  No awnings shall be placed on said Building.

11.                                 Landlord reserves all vending rights.  Request for such service will be made to Landlord.

12.                                 Except for the storage of trash or rubbish in dumpsters provided by Landlord, Tenant shall not permit storage of any kind outside of the Premises.

13.                                 Tenants and occupants shall observe and obey all parking and traffic regulations as imposed by Landlord on the Property.  Landlord in all cases retains the power to designate “No Parking” zones, traffic right of ways, and general parking area procedures.

14.                                 Tenant shall instruct all delivery companies that any vehicles making deliveries to the Demised Premises shall use the truck access road provided for such use and park only in designated loading areas.

15.                                 Unless otherwise agreed upon, in writing, Landlord will arrange and contract for all heating, ventilating and air conditioning maintenance and repairs.

16.                                 Unless otherwise approved by Landlord, in writing, neither Tenant, nor Tenant’s agents, invitees, or contractors shall be permitted access to the roof of the Building.

17.                                 The Landlord reserves the right to make such other rules and regulations as in its judgement may from time to time be needed for the safety, care and cleanliness of the Premises, and for the preservation of order therein.

18.                                 Violation of these rules, or any amendments thereof or additions thereto, shall constitute a default under the Lease, unless timely cured in accordance with the provisions thereof.

In the event of any conflict between the provisions of these Rules and Regulations and the provisions of the Lease to which these Rules and Regulations are attached, the provisions of the Lease shall control.

EXHIBIT C

LANDLORD’S WORK/WORK AGREEMENT

INTENTIONALLY LEFT BLANK

EXHIBIT D

COMMENCEMENT & ESTOPPEL AGREEMENT

THIS COMMENCEMENT AND ESTOPPEL AGREEMENT is made and entered into this              day of                             , 20       , by and between                                                                         (“Tenant”) and                                                                            (“Landlord”).

WHEREAS, Landlord and Tenant have heretofore entered into that certain Lease Agreement dated                              (the “Lease”), for certain space at                                                                                                                                      ..

WHEREAS, paragraph 2 of the Lease provides for the execution of a commencement agreement specifying the commencement date of the term of the Lease;

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party hereby warrants and represents to the other as follows:

1.                                                   That Tenant is in full and complete possession of the Demised Premises, such possession having been delivered by the Landlord and having been accepted by the undersigned.

2.                                                   That the Landlord’s improvements, if any, and the space required to be furnished by the terms of the Lease have been completed in all respects and are open for the use of the Tenant, its customers, employees and invitees.

3.                                                   That all duties of an inducement nature required of the Landlord in said Lease have been fulfilled.

4.                                                   That said Lease is in full force and effect; that there is no existing default on the part of the Landlord in the terms thereof; and that, except as hereinafter set forth, said Lease has not been amended, modified, supplemented or superseded: N/A [insert “N/A” if not applicable].

5.                                                   That no rents have been prepaid except as provided by said Lease; that Tenant does not now have or hold any claim against Landlord which might be set off or credited against future accruing rent.

6.                                                   That Tenant has received no notice of a prior sale, transfer, assignment, hypothecation or pledge of the said Lease or of the rents secured therein, except to Landlord.

7.                                                   That the Rent Commencement Date for the Lease is the                  day of                          , 20         and the Lease shall expire at midnight on the                day of                       , 20      .

8.                                                   Any agreement, obligation, or liability made, entered into or incurred by or on behalf of Landlord binds only its property, and no shareholder, trustee, officer, or agent of the Landlord assumes or shall be held to any liability therefor.

IN WITNESS WHEREOF, the parties hereto do hereby execute this Agreement under seal on the day and year first above written.

ATTEST:	TENANT:

	By:	(SEAL)
Secretary
Printed Name:

Its:

ATTEST:	LANDLORD:

By:

Printed Name:

Its:

EXHIBIT E

LIST OF TENANT’S SHAREHOLDERS, PARTNERS, OR MEMBERS

OF A LIMITED LIABILITY COMPANY AND PERCENTAGE OF OWNERSHIP

%

%

%

%

%

%

%

%

%

%

EXHIBIT F

LANDLORD’S FEE SCHEDULE

LANDLORD’S FEE SCHEDULE AS OF THE LEASE DATE:

Landlord Waiver:	$1,000.00

Non-Disturbance:	$1,000.00

Other Documents:	$1,000.00

Assignment/Sublease:	$500.00

Licenses/Permits:	$250.00 (if provided to Landlord more
than 10 days before due); $500.00
(if provided to Landlord less than 10
days before due)

The above fee schedule is based on using Landlord’s approved form.  Any agreement not on Landlord’s approved form shall be subject to a higher fee.

EXHIBIT G:  Chemical and Reagent List

(+)-Ruth Hydrate, 95%
1, 3 Bis [tris (hydroxymethyl) methyl] Propane 99%+
1, 4, 8, 11 - Tetraaza Cyclopentadecane, 98%
1, 4, 8, 12 - Tetraaza Cyclopentadecane, 97%
1, 4, 8, 12 - Tetraaza Cyclopentadecane, 98%
1, 4,7 - Triazacyclononane, 95%
1,1-Cyclopropanedcarboxylic Acid, 97%
2-Bromoethylamine
2-Mercaptoethanol
8-Anilino-1-Naphthalenesulfonic Acid
Acetic Acid, Glacial, 99.99+%
Acetone
Acetone, 99.5+%, ACS Spectrophotometric Grade
Acridine Orange Base
Aminopropyl-CPG
Bentonite
Benzalkonium Chloride
Buffer Saturate Phenol
Calcium Chloride Dihydrate, 98+%, ACS
CAPS, 99%
Cetyldimethylethylammonium Bromide, 85%
Cetyltrimethylethylammonium Chloride
CHES, 99%
Chloramphenicol
Citric Acid
Citric Acid Monohydrate Sigmaultra
CTAB
D-Sorbitol
Dansyl sarconine
Dithiothreitol (clelands reagents)
EDTA Molecular Biology Reagent Disodium Dihydrate
Ethyl Alcohol
Ethylene Glycol
Fluorescein

1

Formaldehyde
Formaldehyde Molecular Bio. Reagent
Glycerol Molecular Biology Reagent
Guanidine Hydrochloride
Guanidine Thiocyanate
Heparin, Sodium Salt
Hepes
Hepes, 99%
HEPES Buffer Solution
Hydrochloric Acid, 37% ACS Reagent
Hydrochloric Acid, Volumetric Standard, 1.0N Slt. in Water
Igepal CA-630
Iodine, 99.8%
Iodine, 99.8%
Jenner’s Stain
Lauryl Sulfate Sodium Molecular Bio. Reagent
Magnesium Cloride
Methyl Alcohol
Methylene Blue Trihydrate
MOPS
N-Acetyl Tryptophan
N-Isopropylacrylamide, 97%
N-Lauroly Sarcosine
N-Lauroylsarcosine
Nano Orange
Nitric Acid, 70% ACS Reagent
Octanoicc Acid, 99.5+%
Phenol
Polyethylenimine
Polyethylenimine, 80% Ethoxylated
Propiolactone, 97%
Psoralen
Rhodamine B
RNALater
SP Sepharose
Sodium Acetate Molecular Biology
Sodium Phosphate, Dibasic Mole Bio Reagent

2

Sodium Phosphate, Monobasic Mole Bio Reagent
SYBR Green I
SYBR Green II
Tergitol
Tetracycline
Tetraethylammonium Chloride Hydrate
tris (hydroxymethyl) Aminomethane
Trizma Base
Trizol Reagent
Urea

3